SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 235-5500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 17, 2005, Terayon Communication Systems, Inc. (“Terayon”) received a letter from The NASDAQ Stock Market stating that as a result of the failure of Terayon to file a Quarterly Report on Form 10-Q for the period ended September 30, 2005 with the Securities and Exchange Commission (“SEC”), Terayon is in violation of NASDAQ Marketplace Rule 4310(c)(14). Terayon intends to request a hearing before a NASDAQ Listing Qualifications Panel. The request will automatically stay the delisting of Terayon’s common stock pending the issuance of the Panel’s written decision following the hearing.
Item 8.01 Other Events.
     As a result of the delay in filing its Form 10-Q, Terayon’s trading symbol has been changed from “TERN” to “TERNE” as of November 21, 2005.
     The SEC has informed Terayon that the SEC staff has initiated an informal inquiry into the matters discussed in the press release issued by Terayon on November 7, 2005 entitled “Terayon Announces Accounting Review and Delay in Release of Third Quarter 2005 Results”. Terayon intends to cooperate fully with the SEC’s inquiry.
     On November 22, 2005, Terayon issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, entitled “Terayon Receives Letter from NASDAQ due to Delayed Filing of Form 10-Q”.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Press Release issued by Terayon Communication Systems, Inc. on November 22, 2005 entitled “Terayon Receives Letter from NASDAQ due to Delayed Filing of Form 10-Q”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
Date: November 22, 2005	By:	/s/ Mark Richman
Mark Richman
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
Exhibit 99.1	Press Release issued by Terayon Communication Systems, Inc. on November 22, 2005 entitled “Terayon Receives Letter from NASDAQ due to Delayed Filing of Form 10-Q”